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                                                                    EXHIBIT 23.1



Consent of Independent Accountants


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-19541 and 333-39361) and Form S-3 (File No. 333-31863) of Personnel Group of America, Inc. of our report dated February 5, 2001, except for the second paragraph of Note 5, for which the date is March 21, 2001, relating to the financial statements, which appears as Exhibit 13.1 in this Annual Report on Form 10-K.




                                                      PricewaterhouseCoopers LLP


Charlotte, North Carolina
  March 30, 2001